EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated October 1, 2015 accompanying the audited consolidated financial statements for the years ended December 31, 2014 and 2013 of CTT Pharmaceutical Holdings, Inc. (formerly, “Mindesta, Inc.”) We hereby consent to the incorporation of such report in this form 10-K/A CTT Pharmaceutical Holdings, Inc. (formerly, “Mindesta, Inc.”) for the year ended December 31, 2014.

Vancouver, Canada	MNP LLP, Chartered Accountants

October 8, 2015